Exhibit 1.1

Execution Version

OCI Partners LP

(a Delaware limited partnership)

17,500,000 Common Units

Representing Limited Partner Interests

UNDERWRITING AGREEMENT

Dated: October 3, 2013

OCI Partners LP

(a Delaware limited partnership)

17,500,000 Common Units

Representing Limited Partner Interests

UNDERWRITING AGREEMENT

October 3, 2013

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Barclays Capital Inc.

Citigroup Global Markets Inc.

as Representatives of the several Underwriters

c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

OCI Partners LP, a Delaware limited partnership (the “Partnership”), confirms its agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), Barclays Capital Inc., Citigroup Global Markets Inc. and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch, Barclays Capital Inc. and Citigroup Global Markets Inc. are acting as representatives (in such capacity, the “Representatives”), with respect to (i) the sale by the Partnership and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of common units representing limited partner interests in the Partnership (the “Common Units”) set forth in Schedule A hereto and (ii) the grant by the Partnership to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 2,625,000 additional Common Units. The aforesaid 17,500,000 Common Units (the “Initial Securities”) to be purchased by the Underwriters and all or any part of the 2,625,000 Common Units subject to the option described in Section 2(b) hereof (the “Option Securities”) are herein called, collectively, the “Securities.”

OCI N.V., a Netherlands public limited liability company (a Naamloze Vennootschap) (“OCI NV”), directly or indirectly owns 100% of the equity interests in each of (i) OCI Fertilizers B.V., a Netherlands private limited liability company (a Besloten Vennootschap) (“OCI Fertilizers”), (ii) OCI Fertilizer International B.V., a Netherlands private limited liability company (a Besloten Vennootschap) (“OCI Fertilizer International”) and (iii) Iapetus B.V., a Netherlands private limited liability company (a Besloten Vennootschap) (“Iapetus”). Iapetus owns 100% of the outstanding shares of common stock of OCI USA Inc., a Delaware corporation (“OCI USA”). OCI GP LLC, a Delaware limited liability company (the “General Partner”), is the sole general partner of the Partnership and is a wholly owned subsidiary of OCI USA. At the Closing Time (as defined below), upon consummation of the Formation Transactions (as defined below), (i) OCI USA will be the sole member of the General Partner and (ii) the Partnership will be the sole member of OCI Beaumont LLC, a Texas limited liability company (the “Operating LLC” and, collectively with OCI NV, OCI USA, the General Partner and the Partnership, the “Partnership Parties” and each, individually, a “Partnership Party”). The General Partner, the Partnership and the Operating LLC are collectively referred to herein as the “Partnership Entities,” and each, individually, a “Partnership Entity.”

It is understood and agreed to by all parties hereto that at or prior to the Closing Time, the following transactions (the “Formation Transactions”) have occurred or will occur:

(a)	in November 2011, January 2012, May 2012 and July 2013, the Operating LLC, as borrower, entered into intercompany loan agreements (the “Previous Intercompany Term Loan Agreements”) with OCI Fertilizer International, as lender, and borrowed an aggregate of approximately $170.5 million (the “Intercompany Term Loans”);

(b)	on May 21, 2013, the Operating LLC entered into a $360.0 million senior secured term loan credit facility with a group of lenders and Bank of America, N.A., as administrative agent, comprised of two term loans in the amounts of $125.0 million (the “Bridge Term B-1 Loan”) and $235.0 million (the “Bridge Term B-2 Loan”), respectively;

(c)	the Operating LLC used all $125.0 million of proceeds under the Bridge Term B-1 Loan to repay outstanding borrowings under its previous third-party credit facility;

(d)	the Operating LLC used approximately $230.0 million of the proceeds from the Bridge Term B-2 Loan to finance a distribution to OCI USA and approximately $2.8 million of the proceeds from the Bridge Term B-2 Loan to pay for bank fees, accrued interest and legal fees associated with the term loan facility;

(e)	the Operating LLC transferred an office lease to OCI USA;

(f)	on August 20, 2013, the Operating LLC entered into a new $360.0 million senior secured term loan credit facility (the “Term Loan B”) with a syndicate of institutional lenders and investors, with Bank of America, N.A. as administrative agent, comprised of two term loans in the amounts of $125.0 million (the “Term B-1 Loan”) and $235.0 million (the “Term B-2 Loan”), respectively;

(g)	on August 20, 2013, the Operating LLC used $125.0 million of the proceeds from the Term B-1 Loan to repay in full and terminate the Bridge Term B-1 Loan and used $235.0 million of the proceeds from the Term B-2 Loan to repay in full and terminate the Bridge Term B-2 Loan;

(h)	on August 20, 2013, the Operating LLC, as borrower, and OCI Fertilizer International, as lender, entered into a $40.0 million intercompany revolving facility agreement (the “Intercompany Revolving Facility”);

(i)	on September 15, 2013, the Operating LLC, as borrower, and OCI Fertilizer International, as lender, entered into a new intercompany term facility agreement to amend and restate each of the Previous Intercompany Term Loan Agreements and to govern the parties’ obligations with respect to the Intercompany Term Loans (the “Intercompany Term Facility” and, together with the Term Loan B and the Intercompany Revolving Facility, the “Debt Facilities”);

(j)	the Operating LLC will transfer certain of its employees to the General Partner and certain other of its employees to OCI USA;

(k)	the Operating LLC will distribute to OCI USA all of the Operating LLC’s cash, restricted cash and accounts receivable as of the day immediately prior to the Date of Delivery of the Initial Securities;

(l)	OCI USA, the General Partner, the Partnership and the Operating LLC will enter into a Contribution, Conveyance and Assumption Agreement, dated the Closing Time (the “Contribution Agreement”), pursuant to which, among other things, OCI USA will contribute 100% of the membership interests in the Operating LLC to the Partnership in exchange for 60,375,000 Common Units representing a 75.0% limited partner interest in the Partnership (assuming full exercise by the underwriters of their option under Section 2(b) hereof);

(m)	the Partnership will amend and restate its agreement of limited partnership (such agreement, together with any amendments and/or restatements thereof on or prior to the Closing Time or applicable Date of Delivery (as the case may be), the “Partnership Agreement”) to reflect the transactions in the Contribution Agreement;

(n)	the General Partner will amend and restate its limited liability company agreement (such agreement, together with any amendments and/or restatements thereof on or prior to the Closing Time or applicable Date of Delivery (as the case may be), the “GP LLC Agreement”) to reflect the transactions in the Contribution Agreement;

(o)	the Operating LLC will amend and restate its limited liability company agreement (such agreement, together with any amendments and/or restatements thereof on or prior to the Closing Time or applicable Date of Delivery (as defined herein), as the case may be, the “Operating LLC Agreement”);

(p)	the Partnership, the General Partner and the Operating LLC will enter into an omnibus agreement (the “Omnibus Agreement”) with OCI NV and OCI USA, pursuant to which, among other things, (i) OCI USA will provide certain selling, general and administrative services to the Partnership Entities in support of the Partnership’s operations and various centralized corporate services, (ii) OCI USA will provide such employees as may be necessary to operate and manage the Partnership’s business and (iii) the parties will agree to certain indemnification obligations;

(q)	the public offering of the Initial Securities contemplated hereby will be consummated;

(r)	the Partnership will use the net proceeds received from the sale of the Securities (i) to pay offering expenses; (ii) to pay a structuring fee to Merrill Lynch and (iii) to make a capital contribution to the Operating LLC;

(s)	the Operating LLC will use the capital contribution from the Partnership referenced in (r)(iii) above as described under “Use of Proceeds” in the General Disclosure Package (as defined herein) and the Prospectus (as defined herein);

(t)	the Partnership will redeem its limited partner interest issued to OCI USA in connection with the Partnership’s formation and will retire such limited partner interest in exchange for a cash payment of $1,000 to OCI USA; and

(u)	if and to the extent that the Underwriters exercise their option to purchase any Option Securities (as defined herein), the number of Option Securities purchased by the Underwriters pursuant to any exercise of their option as described in Section 2(b) of this Agreement will be sold to the public and the Partnership will use the net proceeds from the issuance and sale of those Option Securities as described under “Use of Proceeds” in the General Disclosure Package and the Prospectus, and any remaining Option Securities not purchased by the Underwriters pursuant to any exercise of their option as described in Section 2(b) of this Agreement will be issued to OCI USA at the expiration of the option period described in Section 2(b) of this Agreement for no additional consideration.

This Agreement, the Contribution Agreement, the Omnibus Agreement and the Debt Facilities are referred to collectively herein as the “Transaction Agreements.” The Transaction Agreements and the Organizational Agreements (as defined below) are referred to collectively herein as the “Operative Agreements” and each, individually, as an “Operative Agreement.”

The Partnership understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

The Partnership and the Underwriters agree that up to 9% of the Initial Securities to be purchased by the Underwriters (the “Reserved Securities”) shall be reserved for sale by the Underwriters to certain persons designated by the Partnership (the “Invitees”), as part of the distribution of the Securities by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and all other applicable laws, rules and regulations. The Partnership solely determined, without any direct or indirect participation by the Underwriters, the Invitees who will purchase Reserved Securities (including the amount to be purchased by such persons) sold by the Underwriters. To the extent that such Reserved Securities are not orally confirmed for purchase by Invitees by 8:00 A.M. (New York City time) on the first business day after the date of this Agreement, such Reserved Securities may be offered to the public as part of the public offering contemplated hereby.

The Partnership has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (No. 333-189350), including the related preliminary prospectus or prospectuses, covering the registration of the sale of the Securities under the Securities Act of 1933, as amended (the “1933 Act”). Promptly after execution and delivery of this Agreement, the Partnership will prepare and file a prospectus in accordance with the provisions of Rule 430A (“Rule 430A”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and Rule 424(b) (“Rule 424(b)”) of the 1933 Act Regulations. The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to Rule 430A(b) is herein called the “Rule 430A Information.” Such registration statement, including the amendments thereto, the exhibits thereto and any schedules thereto, at the time it became effective, and including the Rule 430A Information, is herein called the “Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein called the “Rule 462(b) Registration Statement” and, after such filing, the term “Registration Statement” shall include the Rule 462(b) Registration Statement. Each prospectus used prior to the effectiveness of the Registration Statement, and each prospectus that omitted the Rule 430A Information that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a “preliminary prospectus.” The final prospectus, in the form first furnished to the Underwriters for use in connection with the offering of the Securities, is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system or any successor system (“EDGAR”).

This Agreement is to confirm the agreement among the Partnership Parties and the Underwriters concerning the purchase of the Securities from the Partnership by the Underwriters.

As used in this Agreement:

“Applicable Time” means 8:55 P.M. New York City time, on October 3, 2013 or such other time as agreed by the Partnership and Merrill Lynch.

“General Disclosure Package” means any Issuer General Use Free Writing Prospectus issued at or prior to the Applicable Time, the most recent preliminary prospectus that is distributed to investors prior to the Applicable Time and the information included on Schedule B-1 hereto, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”)) relating to the Securities that is (i) required to be filed with the Commission by the Partnership, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Partnership’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433 (the “Bona Fide Electronic Road Show”)), as evidenced by its being specified in Schedule B-2 hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the 1933 Act.

“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 of the 1933 Act Regulations.

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Partnership Parties. Each of the Partnership Parties, jointly and severally, represents and warrants to each Underwriter as of the date hereof, the Applicable Time, the Closing Time and any Date of Delivery (each as defined in Section 2 below), and agrees with each Underwriter, as follows:

(i) Registration Statement and Prospectuses. Each of the Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the knowledge of any of the Partnership Parties, contemplated. The Partnership has complied with each request (if any) from the Commission for additional information.

Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. The most recent preliminary prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus delivered to the Underwriters for use in connection with this offering and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(ii) Accurate Disclosure. Neither the Registration Statement nor any post-effective amendment thereto, at its effective time, at the Closing Time or at any Date of Delivery, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Applicable Time, neither the General Disclosure Package nor any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto, as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Time or at any Date of Delivery, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Partnership by any Underwriter through Merrill Lynch expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the information in the first paragraph under the heading “Underwriting–Commissions and Discounts,” the information in the last paragraph under the heading “Underwriting – New York Stock Exchange Listing,” the information in the second, third and fourth paragraphs under the heading “Underwriting – Price Stabilization, Short Positions and Penalty Bids” and the information under the heading “Underwriting – Electronic Distribution” in each case contained in the Prospectus (collectively, the “Underwriter Information”).

(iii) Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. The Partnership has made available a Bona Fide Electronic Road Show in compliance with Rule 433(d)(8)(ii) such that no filing of any “road show” (as defined in Rule 433(h)) is required in connection with the offering of the Securities.

(iv) Testing-the-Waters Materials. The Partnership (A) has not engaged in any Testing-the-Waters Communication and (B) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Partnership reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Partnership has not distributed any Written Testing-the-Waters Communications.

(v) Partnership Not Ineligible Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Partnership or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Partnership was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Partnership be considered an ineligible issuer.

(vi) Emerging Growth Company Status. From the time of the initial filing of the Registration Statement with the Commission (or, if earlier, the first date on which the Partnership engaged directly or through any Person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Partnership has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

(vii) Independent Accountants. KPMG LLP, which has certified certain financial statements and supporting schedules included in the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Partnership as required by the 1933 Act, the 1933 Act Regulations and the Public Accounting Oversight Board.

(viii) Financial Statements; Non-GAAP Financial Measures. The historical financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly the financial position as of the dates indicated and the statements of operations, equityholders’ equity and cash flows for the periods specified of the entities purported to be shown thereby; and said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as otherwise noted therein) and comply in all material respects with the applicable requirements of the 1933 Act and the Commission’s rules thereunder. The historical financial and statistical data set forth under “Prospectus Summary – Summary Historical and Pro Forma Financial and Operating Data” and “Selected Historical and Pro Forma Financial and Operating Data” included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein and have been prepared on a basis consistent with that of the audited financial statements and unaudited financial statements, as applicable, included therein. The pro forma financial statements and the related notes thereto included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein, have been prepared in accordance with the applicable requirements of Regulation S-X under the 1933 Act and the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly prepared on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. All other financial information included in the Registration Statement, the General Disclosure Package and the Prospectus has been derived from the accounting records of the Operating Subsidiary (the Partnership’s predecessor for accounting purposes) and presents fairly the information shown thereby. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act or the 1933 Act Regulations. The Partnership does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), that are not described in the Registration Statement, the General Disclosure Package and the Prospectus. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and Item 10 of Regulation S-K of the 1933 Act, to the extent applicable.

(ix) Forward-Looking Statements and Supporting Information. No forward-looking statement contained in the Registration Statement, the General Disclosure Package or the Prospectus within the coverage of Rule 175(b) of the 1933 Act Regulations, including (but not limited to) any statements with respect to projected results of operations, estimated cash available for distribution and future cash distributions of the Partnership, and any statements made in support thereof or related thereto under the heading “Our Cash Distribution Policy and Restrictions on Distributions,” and the anticipated ratio of taxable income to distributions, has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(x) No Material Adverse Change in Business. Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, (A) there has been no material adverse change (i) in the condition, financial or otherwise, or in the earnings, results of operations, properties, business affairs or business prospects of the Partnership Entities considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) that could materially impair the ability of any of the Partnership Parties to consummate the transactions contemplated by this Agreement or any of the transactions contemplated by the Operative Agreements, including the Formation Transactions (each such change, a “Material Adverse Effect”), (B) there have been no transactions entered into by any of the Partnership Parties, other than those in the ordinary course of business, which are material with respect to the Partnership Entities considered as one enterprise, (C) there have been no liabilities or obligations, direct or contingent, incurred by any of the Partnership Entities that are material to the Partnership Entities considered as one enterprise, (D) there has been no change in the capitalization, short-term debt or long-term debt of any of the Partnership Entities and (E) there has been no dividend or distribution of any kind declared, paid or made by the Partnership Entities on any class of their equity securities.

(xi) Formation and Good Standing of Partnership Parties. Each of the Partnership Parties has been duly formed, organized or incorporated, as the case may be, and each of the Partnership Parties is validly existing as a limited partnership, limited liability company or corporation, as the case may be, and each of the Partnership Parties is in good standing under the laws of its jurisdiction of formation, organization or incorporation, as the case may be (as set forth on Schedule C hereto), and has all partnership, limited liability company or corporate power and authority, as the case may be, necessary to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus. Each of the Partnership Parties is duly qualified as a foreign partnership, limited liability company or corporation, as applicable, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business (as set forth on Schedule C hereto), except for any failures to be so qualified or in good standing that would not result in a Material Adverse Effect. Schedule C hereto accurately sets forth the jurisdiction of formation, organization or incorporation, as the case may be, and each jurisdiction of foreign qualification for each of the Partnership Parties.

(xii) Ownership of OCI Fertilizers, OCI Fertilizer International and Iapetus. OCI NV directly or indirectly owns 100% of the equity interests of OCI Fertilizers, OCI Fertilizer International and Iapetus; such equity interests have been duly authorized and validly issued, fully paid and non-assessable; and OCI NV owns such equity interests free and clear of all liens, encumbrances, security interests, charges or other claims (“Liens”).

(xiii) Ownership of OCI USA. Iapetus owns 100% of the outstanding shares of common stock of OCI USA, which are all of the outstanding shares of capital stock with voting rights; such shares have been duly authorized and validly issued, fully paid and nonassessable; and OCI USA owns such shares free and clear of all Liens.

(xiv) Ownership of General Partner. OCI USA is, and after giving effect to the Formation Transactions, and at each Date of Delivery, will be, the owner of 100% of the issued and outstanding membership interests in the General Partner; such membership interests have been duly authorized and validly issued in accordance with the GP LLC Agreement and are fully paid (to the extent required by the GP LLC Agreement) and non-assessable (except as such non-assessability may be limited by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and OCI USA owns such membership interests free and clear of all Liens, except for (A) restrictions on transferability contained in the GP LLC Agreement, and (B) Liens created or arising under the Delaware LLC Act, in each case as described in the Registration Statement, the General Disclosure Package and the Prospectus.

(xv) Ownership of the General Partner Interest in the Partnership. The General Partner is, and after giving effect to the Formation Transactions, and at each Date of Delivery, will be, the sole general partner of the Partnership, with a non-economic general partner interest in the Partnership (the “General Partner Interest”). The General Partner Interest has been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns the General Partner Interest free and clear of all Liens, except for (A) restrictions on transferability contained in the Partnership Agreement, and (B) Liens created or arising under the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”), in each case as described in the Registration Statement, the General Disclosure Package and the Prospectus.

(xvi) Ownership of Sponsor Units. At the Closing Time, after giving effect to the Formation Transactions (and assuming no purchase of Option Securities by the Underwriters at the Closing Time), OCI USA will own 63,000,000 Common Units (such Common Units being referred to herein as the “Sponsor Units”); the Sponsor Units and the limited partner interests represented thereby will have been duly authorized and validly issued in accordance with the Partnership Agreement and will be fully paid (to the extent required by the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Sections 17-303(a), 17-607 and 17-804 of the Delaware LP Act); and OCI USA will own the Sponsor Units free and clear of all Liens, except for (A) restrictions on transferability contained in the Partnership Agreement, and (B) Liens created or arising under the Delaware LP Act, in each case as described in the Registration Statement, the General Disclosure Package and the Prospectus.

(xvii) Ownership of Operating LLC. At the Closing Time, after giving effect to the Formation Transactions, and at each Date of Delivery, the Partnership will be the owner of 100% of the issued and outstanding membership interests in the Operating LLC; such membership interests will have been duly authorized and validly issued in accordance with the Operating LLC Agreement, as amended and/or restated as of the Closing Time or applicable Date of Delivery, and will be fully paid (to the extent required by the Operating LLC Agreement) and non-assessable (except as such non-assessability may be limited by Section 101.206 of the Texas Business Organizations Code (“TBOC”)); and the Partnership will own such membership interests free and clear of all Liens, except for (A) restrictions on transferability contained in the Operating LLC Agreement, (B) Liens created or arising under the TBOC, or (C) Liens created, arising under or securing the Term Loan B. The GP LLC Agreement, the Partnership Agreement and the Operating LLC Agreement are referred to collectively herein as the “Organizational Agreements.”

(xviii) No Other Subsidiaries. None of OCI USA, the General Partner, the Partnership or the Operating LLC owns or, at the Closing Time and each Date of Delivery, after giving effect to the Formation Transactions, will own, directly or indirectly, an equity interest in, or long-term debt securities of, any corporation, partnership, limited liability company, joint venture, association or other entity, other than another Partnership Party.

(xix) No Restrictions on the Operating LLC. At the Closing Time, after giving effect to the Formation Transactions, and at each Date of Delivery, the Operating LLC will not be prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Partnership, from making any other distribution on its equity securities, from repaying to the Partnership any loans or advances to it from the Partnership or from transferring any of its properties or assets to the Partnership, except (i) as set forth in (A) the Operating LLC Agreement, (B) the TBOC or (C) the Debt Facilities, in each case as described in the Registration Statement, the General Disclosure Package and the Prospectus.

(xx) Authority. Each of the Partnership Parties has the full partnership, limited liability company or corporate right, power and authority, as the case may be, necessary (A) to execute and deliver this Agreement and each of the Operative Agreements to which it is a party and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and each of the Operative Agreements to which it is a party and the consummation by it of the transactions contemplated hereby and thereby has been duly and validly taken, (B) in the case of the Partnership, to issue, sell and deliver the Securities and the Sponsor Units upon the terms and conditions set forth in the Partnership Agreement and the Contribution Agreement and (C) in the case of the General Partner, to act as the general partner of the Partnership.

(xxi) Authorization, Execution and Delivery of Agreement. This Agreement has been duly authorized, executed and delivered by each of the Partnership Parties.

(xxii) Authorization, Execution, Delivery of the Debt Facilities. Prior to the Closing Time:

(a)	the Term Loan B has been duly authorized, executed and delivered by the Operating LLC and is a valid and legally binding agreement of the Operating LLC, enforceable against the Operating LLC in accordance with its terms;

(b)	the Intercompany Revolving Facility has been duly authorized, executed and delivered by the Operating LLC and OCI Fertilizer International and is a valid and legally binding agreement of the Operating LLC and OCI Fertilizer International, enforceable against each of them in accordance with its terms; and

(c)	the Intercompany Term Facility has been duly authorized, executed and delivered by the Operating LLC and OCI Fertilizer International and is a valid and legally binding agreement of the Operating LLC and OCI Fertilizer International, enforceable against each of them in accordance with its terms.

(xxiii) Authorization, Execution, Delivery and Enforceability of Certain Agreements. At or before the Closing Time and each applicable Date of Delivery:

(a)	the GP LLC Agreement will have been duly authorized, executed and delivered by OCI USA and will be a valid and legally binding agreement of OCI USA, enforceable against OCI USA in accordance with its terms;

(b)	the Partnership Agreement will have been duly authorized, executed and delivered by OCI USA and the General Partner, and will be a valid and legally binding agreement of OCI USA and the General Partner, enforceable against each of them in accordance with its terms;

(c)	a joinder to the Operating LLC Agreement will have been duly authorized, executed and delivered by the Partnership, and the Operating LLC Agreement will be a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms;

(d)	the Contribution Agreement will have been duly authorized, executed and delivered by OCI USA, the General Partner, the Partnership and the Operating LLC and will be a valid and legally binding agreement of each of them, enforceable against each of them in accordance with its terms; and

(e)	the Omnibus Agreement will have been duly authorized, executed and delivered by OCI NV, OCI USA, the General Partner, the Partnership and the Operating LLC and will be a valid and legally binding agreement of OCI NV, OCI USA, the General Partner and the Partnership, enforceable against each of them in accordance with its terms;

provided, that, with respect to each such agreement described in this Section 1(a)(xxiii), the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); provided further, that the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by applicable laws and public policy.

(xxiv) Legal Sufficiency of Contribution Agreement. The Contribution Agreement, together with any bills of sale, conveyances and similar transfer documents relating to the transactions contemplated thereby (collectively, the “Contribution Documents”), are legally sufficient to transfer or convey to the Partnership, directly or indirectly, all of the assets and properties necessary to enable the Partnership Entities to conduct their operations in all material respects as contemplated in the Registration Statement, the General Disclosure Package and the Prospectus, subject to the conditions, reservations, encumbrances and limitations contained in the Contribution Documents and described in the Registration Statement, the General Disclosure Package and the Prospectus. Upon execution and delivery of the Contribution Documents and consummation of the transactions contemplated thereby, the Partnership Entities will directly or indirectly succeed in all material respects to the business, assets, properties, liabilities and operations reflected in the pro forma financial statements of the Partnership.

(xxv) Authorization of Securities. The Securities to be purchased by the Underwriters from the Partnership, and the limited partner interests represented thereby, have been duly authorized for issuance and sale to the Underwriters pursuant to the Partnership Agreement and this Agreement and, when issued and delivered by the Partnership pursuant to the Partnership Agreement and this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Sections 17-303(a), 17-607 and 17-804 of the Delaware LP Act); and other than the Sponsor Units, the Securities will be the only limited partner interests of the Partnership issued and outstanding.

(xxvi) Conformity of Securities to Description. The Securities, when issued and delivered in accordance with the terms of the Partnership Agreement and this Agreement against payment therefor as provided therein and herein, will conform, and the Sponsor Units and the General Partner Interest conform, or when issued and delivered in accordance with the terms of the Partnership Agreement will conform, in all material respects to the statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus, and such description conforms to the rights set forth in the instruments defining the same. No holder of Securities will be subject to personal liability solely by reason of being such a holder.

(xxvii) No Options, Preemptive Rights, Registration Rights, or Other Rights. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, there are no options, warrants, preemptive rights, rights of first refusal or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of any of the Partnership Entities, in each case pursuant to the certificate of limited partnership or formation, the Organizational Agreements or any other organizational documents of any such Partnership Entity or any other agreement or other instrument to which any such Partnership Entity is a party or by which any such Partnership Entity may be bound. Neither the filing of the Registration Statement nor the offering, issuance or sale of the Securities as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of the Partnership.

(xxviii) Absence of Violations, Defaults and Conflicts. None of the Partnership Parties is (A) in violation of its certificate of limited partnership, formation or incorporation, agreement of limited partnership, limited liability company agreement, bylaws or any other organizational documents (collectively, the “Organizational Documents”), (B) in violation, breach or default, and no event has occurred that, with notice or lapse of time or both, would constitute such a violation or breach of, or default under, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which any of the Partnership Parties is or, at the Closing Time, will be a party or by which it or any of them may be bound or to which any of the properties or assets of any of the Partnership Parties is subject (collectively, “Agreements and Instruments”), except for any such violations, breaches and defaults that would not, singly or in the aggregate, result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over any of the Partnership Parties or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, singly or in the aggregate, result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the Operative Agreements (as the case may be) and the consummation of the transactions contemplated herein and therein, including the Formation Transactions, and contemplated in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described therein under the caption “Use of Proceeds” in the Registration Statement, the General Disclosure Package and the Prospectus) do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach or violation of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any Lien upon any properties or assets of any of the Partnership Parties pursuant to, the Agreements and Instruments (except for such violations, conflicts, breaches, defaults or Repayment Events or Liens that would not, singly or in the aggregate, result in a Material Adverse Effect and other than Liens created, arising under or securing the Debt Facilities), nor will such action result in (x) any violation of the provisions of the Organizational Documents of any of the Partnership Parties, (y) any violation of any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity, except in the case of clause (y) for such violations that would not, singly or in the aggregate, result in a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by any of the Partnership Parties.

(xxix) Absence of Labor Dispute. No labor dispute with the employees of any of the Partnership Entities exists or, to the knowledge of the Partnership Parties, is imminent, and none of the Partnership Parties is aware of any existing or imminent labor disturbance by the employees of any of their respective principal suppliers, manufacturers, customers or contractors, which, in either case, would result in a Material Adverse Effect.

(xxx) Absence of Proceedings. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity or self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NYSE) now pending or, to the knowledge of any of the Partnership Parties, threatened, against or affecting any of the Partnership Entities, which, if determined adversely to the Partnership Entities, would reasonably be expected to result in a Material Adverse Effect, or which might materially and adversely affect their respective properties or assets or the consummation of the transactions contemplated in this Agreement, including the Formation Transactions, or the performance by the Partnership Parties of their obligations hereunder.

(xxxi) Accuracy of Exhibits. There are no contracts or documents which are required under the 1933 Act and the 1933 Act Regulations to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described or filed as required under the 1933 Act and the 1933 Act Regulations (and the most recent preliminary prospectus contains in all material respects the same description of the foregoing matters contained in the Prospectus). The statements included in the Registration Statement, the General Disclosure Package and the Prospectus, insofar as such statements summarize contracts or documents discussed therein, are accurate summaries of such contracts or documents in all material respects. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, none of the Partnership Entities has sent or received any notice indicating the termination of or intention to terminate any of the contracts or agreements referred to or described in the Registration Statement, the General Disclosure Package and the Prospectus or filed as an exhibit to the Registration Statement.

(xxxii) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity (each a “Governmental Consent”) is necessary or required for the performance by any of the Partnership Entities under any of the other Operative Agreements, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this

Agreement or the other Operative Agreements, including the Formation Transactions, except (A) such Governmental Consents as have been, or on or prior to the Closing Time will be, obtained or made, (B) such Governmental Consents as may be required under the 1933 Act (including the filing of a registration statement on Form S-8 with respect to the Partnership’s long-term incentive plan), the 1933 Act Regulations, the 1934 Act Regulations, the rules of the New York Stock Exchange (“NYSE”), state securities laws or the rules of FINRA, (C) such Governmental Consents that, if not obtained or made, would not, singly or in the aggregate, be reasonably expected to have a Material Adverse Effect and (D) such Governmental Consents as have been obtained under the laws and regulations of jurisdictions outside the United States in which the Reserved Securities were offered.

(xxxiii) Possession of Licenses and Permits. Each of the Partnership Entities possesses such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect. Each of the Partnership Entities is in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect. None of the Partnership Entities has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xxxiv) Title to Property. The Partnership Entities have good and marketable title to all real property owned by them and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Registration Statement, the General Disclosure Package and the Prospectus, (B) are created, arise under or secure the Debt Facilities or that will be released on or prior to the Closing Time or (C) would not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Partnership Entities; and (1) all of the leases and subleases material to the business of the Partnership Entities, considered as one enterprise, and under which any of the Partnership Entities holds properties described in the Registration Statement, the General Disclosure Package or the Prospectus, are in full force and effect, and (2) none of the Partnership Entities has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of any of the Partnership Entities under any of the leases or subleases mentioned above, or affecting or questioning the rights of any such Partnership Entity to the continued possession of the leased or subleased premises under any such lease or sublease.

(xxxv) Rights-of-Way. At the Closing Time, after giving effect to the Formation Transactions, the Partnership Entities will have such easements or rights-of-way from each person (collectively, “rights-of-way”) as are necessary to conduct their business in the manner described, and subject to the limitations contained in, the Registration Statement, the General Disclosure Package and the Prospectus, except for (i) qualifications, reservations and encumbrances that would not, singly or in the aggregate, result in a Material Adverse Effect, and (ii) such rights-of-way that, if not obtained, would not, singly or in the aggregate, result in a Material Adverse Effect.

(xxxvi) Possession of Intellectual Property. The Partnership Entities own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, except for such Intellectual Property that, if not owned, possessed or acquired, would not, singly or in the aggregate, result in a Material Adverse Effect, and none of the Partnership Entities has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Partnership Entities therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(xxxvii) Environmental Laws. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus or would not, singly or in the aggregate, result in a Material Adverse Effect, (A) none of the Partnership Entities is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the Release (defined below) or threatened Release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Partnership Entities have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against any of the Partnership Entities and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting any of the Partnership Entities relating to Hazardous Materials or any Environmental Laws. The term “Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, or migrating in, into or through the environment, or in, into from or through any building or structure.

(xxxviii) Hazardous Materials. Except as disclosed in the Registration Statement, General Disclosure Package and Prospectus, there has been no storage, generation, transportation, use, handling, treatment, Release or threat of Release of Hazardous Materials by, relating to or caused by any of the Partnership Entities (or, to the knowledge of the Partnership Parties, any other entity (including any predecessor) for whose acts or omissions any of the Partnership Parties is or could reasonably be expected to be liable) at, on, under or from any property or facility now or previously owned, operated or leased by any of the Partnership Entities, or at, on, under or from any other property or facility, in violation of any Environmental Laws or in a manner or amount or to a location that could reasonably be expected to result in any liability under any Environmental Law, except for any violations or liabilities that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(xxxix) Review of Environmental Laws. In the ordinary course of its business, the Partnership Entities conduct a periodic review of the effect of Environmental Laws on the business, operations and properties of the Partnership Entities, in the course of which they identified and evaluated associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Partnership Entities have concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect, except as described in or contemplated in the General Disclosure Package and the Prospectus.

(xl) Compliance with ERISA. (A) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Partnership or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code, except for any instances of noncompliance that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; (B) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption, that would result in a Material Adverse Effect; (C) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, as applicable, has been satisfied (without taking into account any waiver thereof or extension of any amortization period) and is reasonably expected to be satisfied in the future (without taking into account any waiver thereof or extension of any amortization period), except in any case as would not reasonably be expected to result in a Material Adverse Effect; (D) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur that either has resulted, or would result, in a Material Adverse Effect; (E) neither the Partnership nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(a)(3) of ERISA) that would reasonably be expected to result in a Material Adverse Effect; and (F) there is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency or any foreign regulatory agency with respect to any Plan that would result in a Material Adverse Effect.

(xli) Accounting Controls and Disclosure Controls. The Partnership Entities maintain internal control over financial reporting (as defined under Rule 13a-15 and 15d-15 under the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”)) and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, (1) since the date of the most recent audited balance sheet of the Partnership and of the Operating LLC, (i) there has been no material weakness in the Partnership Entities’ internal control over financial reporting (whether or not remediated) and (ii) there has been no change in the Partnership Entities’ internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Partnership Entities’ internal control over financial reporting, and (2) none of the Partnership Entities is aware of any fraud, whether or not material, that involves management or other employees who have a significant role in the Partnership Entities’ internal control over financial reporting.

The Partnership Entities maintain a system of disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the 1934 Act Regulations) that are designed to ensure that information required to be disclosed by the Partnership in the reports that it files or submits, or will file or submit, under the 1934 Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, and that all such information is accumulated and communicated to the Partnership’s management, including the principal executive officer or officers and principal financial officer or officers of the General Partner, or persons performing similar functions, as appropriate, to allow timely decisions regarding disclosure. Such disclosure controls and procedures are effective in all material respects to perform the functions for which they are established to the extent required by Rule 13a-15 of the 1934 Act.

(xlii) Compliance with the Sarbanes-Oxley Act. The Partnership Entities have taken all necessary actions to ensure that, upon the effectiveness of the Registration Statement, they will be in compliance with all provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) that are then in effect and with which the Partnership Entities are required to comply as of the effectiveness of the Registration Statement, and are, or will be, actively taking steps to ensure that they will be in compliance with other provisions of the Sarbanes-Oxley Act not currently in effect, upon the effectiveness of such provisions, or which will become applicable to the Partnership Entities at all times after the effectiveness of the Registration Statement.

(xliii) Tax Returns. Each of the Partnership Entities has timely filed (or has obtained extensions with respect to) all foreign, federal, state and local tax returns that are required to be filed through the date hereof, except in any case in which the failure so to file would not, singly or in the aggregate, be reasonably expected to result in a Material Adverse Effect, and has timely paid all taxes (including, without limitation, any estimated taxes) required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, other than (a) those that are currently being contested in good faith by appropriate actions and for which adequate reserves have been established or (b) those which, if not paid, would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(xliv) Insurance. The Partnership Entities carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. No Partnership Entity has any reason to believe that it will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect. None of the Partnership Entities, or their respective affiliates, has been denied any material insurance coverage which it has sought or for which it has applied.

(xlv) Investment Company Act. None of the Partnership Entities is required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement, the General Disclosure Package and the Prospectus, none of the Partnership Entities will be required, to register as an “investment company” under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “1940 Act”).

(xlvi) Absence of Manipulation. None of the Partnership Parties, nor any of their respective directors or officers, affiliates or controlling persons, has taken, nor will any of the Partnership Parties nor their respective directors or officers, affiliates or controlling persons take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Securities or to result in a violation of Regulation M under the 1934 Act.

(xlvii) Foreign Corrupt Practices Act. No Partnership Entity or any subsidiary thereof, nor, to the knowledge of any of the Partnership Parties, any director, officer, agent, employee, affiliate or other person acting on behalf of any Partnership Entity or any subsidiary thereof is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Partnership Entities and, to the knowledge of any of the Partnership Parties, their respective affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xlviii) Money Laundering Laws. The operations of each of the Partnership Entities and any subsidiary thereof, or, to the knowledge of any of the Partnership Parties, any affiliate of any Partnership Entity, are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving any of the Partnership Entities, any of their respective affiliates or any subsidiary thereof with respect to the Money Laundering Laws is pending or, to the knowledge of the Partnership Parties, threatened.

(xlix) OFAC. None of the Partnership Entities, any subsidiary of a Partnership Entity, or, to the knowledge of any of the Partnership Parties, any director, officer, agent, employee, affiliate or representative or other person acting on behalf of any Partnership Entity or any subsidiary of a Partnership Entity is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is any Partnership Entity located, organized or resident in a country or territory that is the subject of Sanctions; and no Partnership Entity will directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(l) Sales of Reserved Securities. In connection with any offer and sale of Reserved Securities outside the United States, each preliminary prospectus, the Prospectus, any prospectus wrapper and any amendment or supplement thereto, at the time it was distributed, complied and will comply in all material respects with any applicable laws or regulations of foreign jurisdictions in which the same is distributed. The Partnership has not offered, or caused the Underwriters, their Affiliates (as defined below) and selling agents and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, to offer Reserved Securities to any person with the specific intent to unlawfully influence (i) a customer or supplier of any Partnership Entity or any of their affiliates to alter the customer’s or supplier’s level or type of business with any such entity or (ii) a trade journalist or publication to write or publish favorable information about any Partnership Entity or any of their affiliates, or their respective businesses or products.

(li) Lending Relationship. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no Partnership Entity (i) has any material lending or other relationship with any bank or lending affiliate of any Underwriter and (ii) intends to use any of the proceeds from the sale of the Securities to repay any outstanding debt owed to any affiliate of any Underwriter.

(lii) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among any of the Partnership Parties, on the one hand, and the directors, officers, equityholders, customers or suppliers of any of the Partnership Parties, on the other, that is required by the 1933 Act to be described in the Registration Statement and the Prospectus and that is not so described in such documents and in the General Disclosure Package.

(liii) No Broker’s Fees. None of the Partnership Parties or any of their respective subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Partnership Parties or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(liv) Private Placement. The issuance of the Sponsor Units to OCI USA is exempt from the registration requirements of the 1933 Act and securities laws of any state having jurisdiction with respect thereto, and none of the Partnership Parties has taken or will take any action that would cause the loss of such exemption. The Partnership has not sold or issued any securities that would be integrated with the offering of the Securities contemplated by this Agreement pursuant to the 1933 Act, the 1933 Act Regulations or the interpretations thereof by the Commission.

(lv) NYSE Listing of Common Units. The Securities have been approved for listing, subject to official notice of issuance and evidence of satisfactory distribution, on the NYSE.

(lvi) Distribution of Offering Materials. The Partnership has not distributed and, prior to the later to occur of any Date of Delivery and the completion of the distribution of the Securities, will not distribute any offering material in connection with the offering and sale of the Securities other than any preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with Section 3(k), any press release or other announcement permitted by Rule 134 or Rule 135 of the 1933 Act Regulations and, in connection with the offer and sale of the Reserved Securities, the enrollment materials prepared by Merrill Lynch on behalf of the Partnership.

(lvii) FINRA Affiliation. To the knowledge of the Partnership Parties, there are no affiliations or associations between (i) any member of FINRA and (ii) the Partnership Parties or any of their respective officers, directors or 5% or greater security holders or any beneficial owner of the Partnership’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission, except as described in the Registration Statement, the General Disclosure Package and the Prospectus.

(lviii) Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Partnership Parties believe, after reasonable inquiry, to be reliable and accurate and, to the extent required, the Partnership Entities have obtained the written consent to the use of such data from such sources.

(lix) No Debt Securities. None of the Partnership Entities has any debt securities or preferred equity that is rated by any “nationally recognized statistical rating organization” (as that term is defined in Section 3(a)(62) of the 1934 Act).

(c) Officer’s Certificates. Any certificate signed by any officer of any of the Partnership Parties and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by each of the Partnership Parties to each Underwriter as to the matters covered thereby.

SECTION 2. Sale and Delivery to Underwriters; Closing.

(a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Partnership agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Partnership, at the price per Common Unit set forth in Schedule A, that number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject, in each case, to such adjustments among the Underwriters as Merrill Lynch in its sole discretion shall make to eliminate any sales or purchases of fractional Common Units.

(b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Partnership hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 2,625,000 Common Units, at the price per Common Unit set forth in Schedule A, less an amount per Common Unit equal to any distributions declared by the Partnership and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted may be exercised for 30 days after the date hereof and may be exercised in whole or in part at any time from time to time upon notice by the Representatives to the Partnership setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject, in each case, to such adjustments as Merrill Lynch in its sole discretion shall make to eliminate any sales or purchases of fractional Common Units.

(c) Payment. Payment of the purchase price for, and delivery of, the Initial Securities shall be made at the offices of Andrews Kurth LLP, 600 Travis, Suite 4200, Houston, Texas 77002, or at such other place as shall be agreed upon by the Representatives and the Partnership, at 9:00 A.M. (New York City time) on the third (fourth, if the pricing occurs after 4:30 P.M. (New York City time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Partnership (such time and date of payment and delivery being herein called “Closing Time”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Partnership, on each Date of Delivery as specified in the notice from the Representatives to the Partnership.

Payment shall be made to the Partnership by wire transfer of immediately available funds to a bank account designated by the Partnership against delivery to the Representatives for the respective accounts of the Underwriters of the Securities to be purchased by them. Delivery of the Securities shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

SECTION 3. Covenants of the Partnership Parties. Each of the Partnership Parties, jointly and severally, covenants with each Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Partnership, subject to Section 3(b), will comply with the requirements of Rule 430A, and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Partnership becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Partnership will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Partnership will use its reasonable best efforts to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

(b) Continued Compliance with Securities Laws. The Partnership will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Partnership, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Partnership will promptly (A) give the Representatives notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representatives with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that the Partnership shall not file or use any such amendment or supplement to which the Representatives or counsel for the Underwriters shall reasonably object. The Partnership will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. The Partnership will give the Representatives notice of its intention to make any filing pursuant to the 1934 Act or the 1934 Act Regulations from the Applicable Time to the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

(c) Delivery of Registration Statements. The Partnership has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith). If requested, signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Partnership has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Partnership hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Partnership will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Blue Sky Qualifications. The Partnership will use its commercially reasonable efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Securities; provided, however, that the Partnership shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(f) Rule 158. The Partnership will timely file such reports pursuant to the 1934 Act and the 1934 Act Regulations as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(g) Use of Proceeds. The Partnership will use the net proceeds received by it from the sale of the Securities in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Use of Proceeds.”

(h) Listing. The Partnership will use its reasonable best efforts to effect and maintain the listing of the Common Units (including the Securities) on the NYSE.

(i) Restriction on Sale of Securities. During a period of 180 days from the date of the Prospectus, none of the Partnership Parties will, and each of the Partnership Parties will cause each of its subsidiaries not to, without the prior written consent of the Representatives, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of any Common Units or any securities convertible into or exercisable or exchangeable for Common Units, or file any registration statement under the 1933 Act with respect to any of the foregoing, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of the Common Units or any such other securities, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Units or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any Common Units issued by the Partnership upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (C) any Common Units issued or options to purchase Common Units granted pursuant to existing employee benefit or equity compensation plans of the Partnership referred to in the Registration Statement, the General Disclosure Package and the Prospectus or the filing of a registration statement on Form S-8 in respect thereof or (D) any Common Units issued pursuant to any non-employee director equity plan or distribution reinvestment plan referred to in the Registration Statement, the General Disclosure Package and the Prospectus.

(j) Reporting Requirements. The Partnership, during the period when a Prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and 1934 Act Regulations. Additionally, the Partnership shall report the use of proceeds from the issuance of the Common Units as may be required under Rule 463 of the 1933 Act Regulations.

(k) Issuer Free Writing Prospectuses. The Partnership agrees that, unless it obtains the prior written consent of the Representatives, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Partnership with the Commission or retained by the Partnership under Rule 433; provided that the Representatives will be deemed to have consented to each Issuer Free Writing Prospectus listed on Schedule B-2 hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representatives. The Partnership represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Representatives as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Partnership will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(l) Compliance with FINRA Rules. The Partnership hereby agrees that it will ensure that the Reserved Securities will be restricted as required by FINRA or the FINRA rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of this Agreement. The Underwriters will notify the Partnership as to which persons will need to be so restricted. At the request of the Underwriters, the Partnership will direct the transfer agent to place a stop transfer restriction upon such securities for such period of time. Should the Partnership release, or seek to release, from such restrictions any of the Reserved Securities, the Partnership agrees to reimburse the Underwriters for any reasonable expenses (including, without limitation, reasonable, documented out-of-pocket legal expenses) they incur in connection with such release.

(m) Sales of Reserved Securities. The Partnership hereby agrees that it will comply with all applicable securities and other laws, rules and regulations in each jurisdiction in which the Reserved Securities are offered.

(n) Emerging Growth Company Status. The Partnership will promptly notify the Representatives if the Partnership ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Securities within the meaning of the 1933 Act and (ii) completion of the 180-day restricted period referred to in Section 3(i).

SECTION 4. Payment of Expenses.

(a) Expenses. The Partnership will pay or cause to be paid all expenses incident to the performance of Partnership Parties’ obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, each Issuer Free Writing Prospectus, the Prospectus, and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (iii) any preparation, issuance and delivery of certificates for the Securities to the Underwriters, including any unit or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Partnership Parties’ counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the fees and expenses of any transfer agent or registrar for the Securities, (vii) the costs and expenses of the Partnership relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Partnership Parties and any such consultants (for the avoidance of doubt, the travel and lodging expenses of the Underwriters shall be paid for by the Underwriters), and 50% of the cost of aircraft and other transportation chartered in connection with the road show, including any aircraft owned by the Partnership Parties or an affiliate thereof (and the Underwriters shall pay 50% of the cost of such aircraft or other transportation chartered in connection with the road show), (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by FINRA of the terms of the sale of the Securities (not to exceed $20,000), (ix) the fees and expenses incurred in connection with the listing of the Securities on the NYSE, and (x) all costs and expenses of the Underwriters, including the fees and disbursements of counsel for the Underwriters, and stamp duties, similar taxes or duties or other taxes, if any, in connection with matters related to the Reserved Securities which are designated by the Partnership for sale to Invitees.

(b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5, Section 9(a)(i) or (iii), or Section 10 hereof, the Partnership shall reimburse the Underwriters for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Partnership Parties contained herein or in certificates of any officer of any of the Partnership Parties delivered pursuant to the provisions hereof, to the performance by the Partnership Parties of their covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement; Rule 430A Information. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and, at the Closing Time or each Date of Delivery, as applicable, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the knowledge of any of the Partnership Parties, contemplated; and the Partnership has complied with each request (if any) from the Commission for additional information. A prospectus containing the Rule 430A Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) without reliance on Rule 424(b)(8) or a post-effective amendment providing such information shall have been filed with, and declared effective by, the Commission in accordance with the requirements of Rule 430A.

(b) Opinion of Counsel for the Partnership Parties. At the Closing Time, the Representatives shall have received the favorable opinions together with a negative assurance letter, each dated the Closing Time, of Latham & Watkins LLP, counsel for the Partnership Parties, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letters for each of the other Underwriters to the effect set forth in Exhibit A-1, Exhibit A-2 and Exhibit A-3 hereto and to such further effect as counsel to the Underwriters may reasonably request. At the Closing Time, the Representatives shall have received the favorable opinion, dated the Closing Time, of Allen &

Overy LLP, special Netherlands counsel for the OCI NV and OCI Fertilizer International, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the of the other Underwriters to the effect set forth in Exhibit A-4 hereto and to such further effect as counsel to the Underwriters may reasonably request. At the Closing Time, the Representatives shall have received the favorable opinion, dated the Closing Time, of Richards, Layton & Finger, P.A., special Delaware counsel for the Partnership Parties, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the of the other Underwriters to the effect set forth in Exhibit A-5 hereto and to such further effect as counsel to the Underwriters may reasonably request.

(c) Opinion of Counsel for Underwriters. At the Closing Time, the Representatives shall have received the favorable opinion and negative assurance letter, dated the Closing Time, of Andrews Kurth LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to such matters as the Representatives may require. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the State of Texas, the Delaware Revised Uniform Limited Partnership Act, the Delaware Limited Liability Company Act and the federal securities laws of the United States, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Partnership Parties and certificates of public officials.

(d) Officers’ Certificates. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, properties, business affairs or business prospects of the Partnership Entities considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received (i) a certificate of the chief executive officer or the president of the General Partner and of the chief financial or chief accounting officer of the General Partner, dated the Closing Time, to the effect that (A) there has been no such material adverse change, (B) the representations and warranties of the Partnership Entities in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (C) each of the Partnership Entities has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (D) no stop order suspending the effectiveness of the Registration Statement under the 1933 Act has been issued, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, threatened by the Commission; and (ii) a certificate of the chief executive officer or the president of each of OCI NV and OCI USA and of the chief financial or chief accounting officer of each of OCI NV and OCI USA, dated the Closing Time to the effect that (A) the representations and warranties of OCI NV and OCI USA in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time, and (B) each of OCI NV and OCI USA, respectively, has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, respectively.

(e) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from KPMG LLP, a letter, dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(f) Bring-down Comfort Letter. At the Closing Time, the Representatives shall have received from KPMG LLP, a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section 5, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(g) CFO Certificate. At the time of the execution of this Agreement, the Representatives shall have received, a certificate of the chief financial officer of the General Partner, in form and substance reasonably satisfactory to the Representatives.

(h) Approval of Listing. At the Closing Time, the Securities shall have been approved for listing on the NYSE, subject only to official notice of issuance.

(i) No Objection. FINRA shall have confirmed in writing that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Securities.

(j) Lock-up Agreements. At or prior to the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit B hereto signed by the persons and entities listed on Schedule D hereto.

(k) Formation Transactions. In connection with the sale of the Initial Securities at the Closing Time, the Formation Transactions shall have been duly consummated at the respective times and on the terms contemplated by this Agreement, the General Disclosure Package and the Prospectus, and the Representatives shall have received such evidence that the Formation Transactions have been consummated as the Representatives may reasonably request.

(l) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Partnership Parties contained herein and the statements in any certificates furnished by any of the Partnership Parties hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

(i) Officers’ Certificates. Certificates, dated such Date of Delivery, of (i) the chief executive officer or the president of the General Partner and of the chief financial or chief accounting officer of the General Partner confirming that the certificate delivered at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery and (ii) the chief executive officer or the president of OCI NV and of the chief financial or chief accounting officer of OCI NV confirming that the certificate delivered at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.

(ii) Opinion of Counsel for the Partnership Parties. If requested by the Representatives, the favorable opinions and negative assurance letter of Latham & Watkins LLP, counsel for the Partnership Parties, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof. If requested by the Representatives, the favorable opinion of Allen & Overy LLP, special Netherlands counsel for the OCI NV and OCI Fertilizer International, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, and to the same effect as the opinion required by Section 5(b) hereof. If requested by the Representatives, the favorable opinion of Richards, Layton & Finger, P.A., special Delaware counsel for the Partnership Parties, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, and to the same effect as the opinion required by Section 5(b) hereof.

(iii) Opinion of Counsel for Underwriters. If requested by the Representatives, the favorable opinion and negative assurance letter of Andrews Kurth LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

(iv) Bring-down Comfort Letter. If requested by the Representatives, a letter from KPMG LLP, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(f) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

(v) CFO Certificate. A certificate, dated such Date of Delivery, of the chief financial officer of the General Partner confirming that the certificate delivered at the Closing Time pursuant to Section 5(g) hereof remains true and correct as of such Date of Delivery.

(m) Additional Documents. At the Closing Time and at each Date of Delivery (if any), counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Partnership Parties in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(n) Termination of Agreement. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Partnership at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8, 14, 15 and 16 shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification of Underwriters. Each of the Partnership Parties agrees to indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in Rule 501(b) of the 1933 Act Regulations (each, an “Affiliate”)), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), or (B) in any materials or information provided to investors by, or with the approval of, the Partnership in connection with the marketing of the offering of the Securities (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Partnership (whether in person or electronically), or the omission or alleged omission in any preliminary prospectus, Issuer Free Writing Prospectus, Prospectus or in any Marketing Materials of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Partnership;

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(b) Indemnification of the Partnership Parties, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Partnership Parties, each director and officer of the General Partner who signed the Registration Statement, and each person, if any, who controls the Partnership Parties within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 6, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Sections 6(a) above or 6(e) below, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Partnership. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) or settlement of any claim in connection with any violation referred to in Section 6(e) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e) Indemnification for Reserved Securities. In connection with the offer and sale of the Reserved Securities, each of the Partnership Parties agrees to indemnify and hold harmless the Underwriters, their Affiliates and selling agents and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, from and against any and all loss, liability, claim, damage and expense (including, without limitation, any legal or other expenses reasonably incurred in connection with defending, investigating or settling any such action or claim), as incurred, (i) arising out of the violation of any applicable laws or regulations of foreign jurisdictions where Reserved Securities have been offered, (ii) arising out of any untrue statement or alleged untrue statement of a material fact contained in any prospectus wrapper or other material prepared by or with the consent of the Partnership for distribution to Invitees in connection with the offering of the Reserved Securities or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) caused by the failure of any Invitee to pay for and accept delivery of Reserved Securities which have been orally confirmed for purchase by any Invitee by 8:00 A.M. (New York City time) on the first business day after the date of the Agreement or (iv) related to, or arising out of or in connection with, the offering of the Reserved Securities.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Partnership Parties, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Partnership Parties, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions, or in connection with any violation of the nature referred to in Section 6(e) hereof, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Partnership Parties, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Partnership Parties, on the one hand, and the total underwriting discount received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Partnership Parties, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Partnership Parties or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or any violation of the nature referred to in Section 6(e) hereof.

The Partnership Parties and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Common Units underwritten by it and distributed to the public.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the General Partner, each officer of the General Partner who signed the Registration Statement, and each person, if any, who controls the Partnership Parties within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Partnership Parties. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of any of the Partnership Parties submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors, or any person controlling the Partnership Parties and (ii) delivery of and payment for the Securities.

SECTION 9. Termination of Agreement.

(a) Termination. The Representatives may terminate this Agreement, by notice to the Partnership, at any time at or prior to the Closing Time (i) if there has been, in the judgment of the Representatives, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, properties, business affairs or business prospects of Partnership Entities considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Partnership has been suspended or materially limited by the Commission or the NYSE (other than due to the circumstances described in clause (iv) of this Section 9(a)), or (iv) if trading generally on the NYSE Amex or the NYSE or in the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, or (vi) if a banking moratorium has been declared by either Federal or New York authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 14, 15 and 16 shall survive such termination and remain in full force and effect.

SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth. If, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(i) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase, and the Partnership to sell, the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Partnership to sell the relevant Option Securities, as the case may be, either the (i) Representatives or (ii) the Partnership shall have the right to postpone the

Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to Merrill Lynch, Pierce, Fenner & Smith Incorporated at One Bryant Park, New York, New York 10036, attention of Syndicate Department (facsimile: (646) 855-3073), with a copy to ECM Legal (facsimile: (212) 230-8730); Barclays Capital Inc. at 745 Seventh Avenue, New York, New York 10019, attention: Syndicate Registration (facsimile: (646) 834-8133); and Citigroup Global Markets Inc. at 388 Greenwich Street, New York, New York 10013, attention: General Counsel (facsimile: (212) 816-7912); and notices to the Partnership shall be directed to it at OCI GP LLC, P.O. Box 1647, Nederland, Texas 77627, attention of Frank Bakker.

SECTION 12. No Advisory or Fiduciary Relationship. Each of the Partnership Parties acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the initial public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Partnership Parties, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering of the Securities and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of any of the Partnership Parties, any of their subsidiaries or their respective equityholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of any of the Partnership Parties with respect to the offering of the Securities or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising any of the Partnership Parties or any of their subsidiaries on other matters) and no Underwriter has any obligation to any of the Partnership Parties with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of each of the Partnership Parties, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Securities and each of the Partnership Parties has consulted its own respective legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

SECTION 13. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Partnership Parties and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Partnership Parties and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Partnership Parties and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 14. Trial by Jury. Each of the Partnership Parties (on its behalf and, to the extent permitted by applicable law, on behalf of its equityholders and affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 15. GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

SECTION 16. Consent to Jurisdiction; Waiver of Immunity. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. Each party not located in the United States irrevocably appoints CT Corporation System as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the City and County of New York. With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

SECTION 17. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 18. USA Patriot Act. Each of the Partnership Parties acknowledge that, in accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Partnership, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

SECTION 19. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 20. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Partnership a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Partnership Parties in accordance with its terms.

Very truly yours,

OCI N.V.

By	/s/ Nassef Sawiris
Name:	Nassef Sawiris
Title:	Chief Executive Officer

OCI USA INC.

By	/s/ Kevin Struve
Name:	Kevin Struve
Title:	President

OCI GP LLC

By	/s/ Frank Bakker
Name:	Frank Bakker
Title:	President and Chief Executive Officer

OCI PARTNERS LP

By:	OCI GP, LLC, its general partner

By	/s/ Frank Bakker
Name:	Frank Bakker
Title:	President and Chief Executive Officer

OCI BEAUMONT LLC

By	/s/ Frank Bakker
Name:	Frank Bakker
Title:	President and Chief Executive Officer

CONFIRMED AND ACCEPTED,

as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

BARCLAYS CAPITAL INC.

CITIGROUP GLOBAL MARKETS INC.

By: MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Harris Ghozali
Name:	Harris Ghozali
Title:	Managing Director

By:	BARCLAYS CAPITAL INC.

By:	/s/ Crystal Simpson
Name:	Crystal Simpson
Title:	Managing Director

By:	CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Jordan Kozar
Name:	Jordan Kozar
Title:	Vice President

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

SCHEDULE A

The initial public offering price per Common Unit for the Securities shall be $18.00.

The purchase price per Common Unit for the Securities to be paid by the several Underwriters shall be $16.92, being an amount equal to the initial public offering price set forth above less $1.08 per Common Unit, subject to adjustment in accordance with Section 2(b) for distributions declared by the Partnership and payable on the Initial Securities but not payable on the Option Securities.

Name of Underwriter	Number of Initial Securities
Merrill Lynch, Pierce, Fenner & Smith Incorporated	5,250,000
Barclays Capital Inc.	5,250,000
Citigroup Global Markets Inc.	5,250,000
Allen & Company LLC	875,000
J.P. Morgan Securities LLC	875,000

Total	17,500,000

Sch A-1

SCHEDULE B-1

Pricing Terms

1. The Partnership is selling 17,500,000 Common Units representing limited partner interests in the Partnership.

2. The Partnership has granted an option to the Underwriters, severally and not jointly, to purchase up to an additional 2,625,000 Common Units.

3. The initial public offering price per Common Unit for the Securities shall be $18.00.

SCHEDULE B-2

Free Writing Prospectuses

Issuer Free Writing Prospectus, dated October 3, 2013

Sch B

SCHEDULE C

Jurisdictions of Formation and Foreign Qualifications

Entity	Jurisdiction of Formation	Jurisdiction(s) of Foreign Qualification
OCI USA Inc.	Delaware	None
OCI Partners LP	Delaware	Texas
OCI GP LLC	Delaware	Texas
OCI Beaumont LLC	Texas	None

Sch C - 1

SCHEDULE D

List of Persons and Entities Subject to Lock-Up

1. OCI USA Inc.

2. OCI N.V.

3. Michael L. Bennett

4. Frank Bakker

5. Nassef Sawiris

6. Renso Zwiers

7. Francis G. Meyer

8. Fady Kiama

Sch D - 1

Exhibit A-1

FORM OF OPINION OF PARTNERSHIP PARTIES’ COUNSEL

TO BE DELIVERED PURSUANT TO 5(b)

1.	The Partnership is a limited partnership under the Delaware LP Act with limited partnership power and authority to own its properties and to conduct its business as described in the Registration Statement, the Preliminary Prospectus and the Prospectus. With your consent, based solely on certificates from public officials, we confirm that the Partnership is validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in the states set forth opposite its name on Exhibit B hereto.

2.	The General Partner is a limited liability company under the Delaware LLC Act with limited liability company power and authority to own its properties, to conduct its business and to act as the general partner of the Partnership as described in the Registration Statement, the Preliminary Prospectus and the Prospectus. With your consent, based solely on certificates from public officials, we confirm that the General Partner is validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in the states set forth opposite its name on Exhibit B hereto.

3.	The Operating Company is a limited liability company under the TBOC with limited liability company power and authority to own its properties and to conduct its business as described in the Registration Statement, the Preliminary Prospectus and the Prospectus. With your consent, based solely on certificates from public officials, we confirm that the Operating Company is validly existing and in good standing under the laws of the State of Texas.

4.	OCI USA is a corporation under the DGCL with corporate power and authority to own its properties and to conduct its business as described in the Registration Statement, the Preliminary Prospectus and the Prospectus. With your consent, based solely on certificates from public officials, we confirm that OCI USA is validly existing and in good standing under the laws of the State of Delaware.

5.	The Units to be issued and sold by the Partnership pursuant to the Underwriting Agreement and the limited partner interests represented thereby have been duly authorized by all necessary limited partnership action of the Partnership and, when the Units have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers and issued to and paid for by you and the other Underwriters in accordance with the terms of the Underwriting Agreement, will be validly issued and free of preemptive rights arising under the Delaware LP Act or from the Partnership Governing Documents and the Specified Agreements. Under the Delaware LP Act and the Partnership Agreement, purchasers of the Units will have no obligation to make further payments for their purchase of the Units or contributions to the Partnership solely by reason of their ownership of the Units or their status as limited partners of the Partnership and will have no personal liability for the debts, obligations and liabilities of the Partnership, whether arising in contract, tort or otherwise, solely by reason of being limited partners of the Partnership.

6.	The execution, delivery and performance of the Underwriting Agreement and the Operative Agreements by each of the Partnership Parties that are party thereto have been duly authorized by all necessary limited partnership, limited liability company or corporate action, as applicable, of each of the Partnership Parties that are party thereto; and the Underwriting Agreement and the Operative Agreements have each been duly executed and delivered by each of the Partnership Parties that are party thereto, and the OpCo Company Agreement is enforceable against the Partnership in accordance with its terms.

7.	The execution and delivery of the Underwriting Agreement by each of the Partnership Parties, the issuance and sale of the Units by the Partnership to you and the other Underwriters pursuant to the Underwriting Agreement, the execution and delivery of the Operative Agreements by the Partnership Parties that are party thereto and the consummation by the applicable Partnership Parties of the transactions contemplated by the Contribution Agreement to be consummated at or after the Effective Time (as defined in the Contribution Agreement) do not on the date hereof:

(i)	violate the Governing Documents; or

(ii)	result in the breach of or a default under any of the Specified Agreements; or

(iii)	violate any federal, Texas or New York statute, rule or regulation applicable to the Partnership Parties or the Delaware LP Act, the Delaware LLC Act or the DGCL; or

(iv)	require any consents, approvals or authorizations to be obtained by the Partnership Parties from, or any registrations, declarations or filings to be made by the Partnership Parties with, any governmental authority under any federal, Texas or New York statute, rule or regulation applicable to the Partnership Parties or the Delaware LP Act, the Delaware LLC Act or the DGCL on or prior to the date hereof that have not been obtained or made.

8.	The Registration Statement has become effective under the Act. With your consent, based solely on a telephonic confirmation by a member of the Staff of the Commission on October 9, 2013, we confirm that no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings therefor have been initiated by the Commission. The Prospectus has been filed in accordance with Rule 424(b) and Rule 430A under the Act.

9.	The Registration Statement at October 3, 2013, including the information deemed to be a part thereof pursuant to Rule 430A under the Act, and the Prospectus, as of its date, each appeared on their face to be appropriately responsive in all material respects to the applicable form requirements for registration statements on Form S-1 under the Act and the rules and regulations of the Commission thereunder; it being understood, however, that we express no view with respect to Regulation S-T or the financial statements, schedules or other financial data, included in, or omitted from, the Registration Statement or the Prospectus. For purposes of this paragraph, we have assumed that the statements made in the Registration Statement, the Preliminary Prospectus and the Prospectus are correct and complete.

10.	The statements in the Preliminary Prospectus and the Prospectus under the captions “Prospectus Summary—The Offering,” “Our Cash Distribution Policy and Restrictions on Distributions,” “Description of Our Common Units” and “The Partnership Agreement,” insofar as they purport to constitute a summary of the terms of the Common Units, are accurate descriptions or summaries in all material respects.

11.	The statements in the Preliminary Prospectus and the Prospectus under the captions “How We Make Cash Distributions,” “Business—Environmental Matters,” “Certain Relationships and Related Party Transactions,” “Conflicts of Interest and Duties” and “The Partnership Agreement,” insofar as they purport to describe or summarize certain provisions of the documents or U.S. federal laws or the Delaware LP Act or Delaware LLC Act referred to therein, are accurate descriptions or summaries in all material respects.

12.	With your consent, based solely upon a review on the date hereof of the GP LLC Agreement, the Contribution Agreement and certain resolutions of OCI USA, the sole member of the General Partner, all of the issued and outstanding limited liability company interests of the General Partner (the “GP Membership Interests”) are owned of record by OCI USA. The issuance and sale of the GP Membership Interests have been duly authorized by all necessary limited liability company action of the General Partner, and such GP Membership Interests have been validly issued in accordance with the GP LLC Agreement. Under the Delaware LLC Act, OCI USA will have no obligation to make further payments for its ownership of the GP Membership Interests or contributions to the General Partner solely by reason of its ownership of the GP Membership Interests or its status as the sole member of the General Partner and will have no personal liability for the debts, obligations and liabilities of the General Partner, whether arising in contract, tort or otherwise, solely by reason of being the sole member of the General Partner. With your consent, based solely upon a review of the Delaware lien searches dated October [•], 2013 (the “Delaware Lien Search”), we confirm that the GP Membership Interests are free and clear of liens, claims, charges and encumbrances (“Liens”) (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming OCI USA as debtor is on file in the Office of the Secretary of State of the State of Delaware or (B) otherwise known to us, without independent investigation, other than those (i) created by or arising under the Delaware LLC Act or the GP LLC Agreement or (ii) restrictions on transferability or other Liens described in the Registration Statement, the Preliminary Prospectus and the Prospectus.

13.	With your consent, based solely upon a review on the date hereof of the Partnership Agreement, the Contribution Agreement and certain resolutions of the Board of Directors of the General Partner, the General Partner is the sole general partner of the Partnership, and the non-economic general partner interest in the Partnership (the “Non-Economic General Partner Interest”) is owned of record by the General Partner. The issuance of the Non-Economic General Partner Interest has been duly authorized by all necessary limited partnership action of the Partnership, and such Non-Economic General Partner Interest has been validly issued in accordance with the Partnership Agreement. With your consent, based solely upon a review of the Delaware Lien Search, we confirm that the Non-Economic General Partner Interest is free and clear of Liens (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file in the Office of the Secretary of State of the State of Delaware or (B) otherwise known to us, without independent investigation, other than those (i) created by or arising under the Delaware LP Act or the Partnership Agreement or (ii) restrictions on transferability or other Liens described in the Registration Statement, the Preliminary Prospectus and the Prospectus.

14.

With your consent, based solely upon a review on the date hereof of the Partnership Agreement, the Contribution Agreement and certain resolutions of the Board of Directors of the General Partner, 60,375,000 Common Units (the “Sponsor Units”) are owned of record by OCI USA. The issuance and sale of the Sponsor Units have been duly authorized by all necessary limited partnership action of the Partnership, and the Sponsor Units have been validly issued in accordance with the Partnership Agreement. Under the Delaware LP Act, OCI USA will have no obligation to make further payments for its ownership of the Sponsor Units or contributions to the Partnership solely by reason of its ownership of the Sponsor Units or its status as a limited partner of the Partnership and will have no personal liability for the debts, obligations and liabilities of the Partnership, whether arising in contract, tort or otherwise, solely by reason of being a limited partner of the Partnership. With your consent, based solely upon a review of the Delaware Lien

Search, we confirm that the Sponsor Units are free and clear of Liens (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming OCI USA as debtor is on file in the Office of the Secretary of State of the State of Delaware or (B) otherwise known to us, without independent investigation, other than those (i) created by or arising under the Delaware LP Act or the Partnership Agreement or (ii) restrictions on transferability or other Liens described in the Registration Statement, the Preliminary Prospectus and the Prospectus.

15.	With your consent, based solely upon a review on the date hereof of the OpCo Company Agreement, the Contribution Agreement and certain resolutions of the sole member of the Operating Company, all of the issued and outstanding limited liability company interests of the Operating Company (the “Operating Company Membership Interests”) are owned of record by the Partnership. The issuance and sale of the Operating Company Membership Interests have been duly authorized by all necessary limited liability company action of the Operating Company, and such Operating Company Membership Interests have been validly issued in accordance with the OpCo Company Agreement. Under the TBOC, the Partnership will have no obligation to make further payments for its ownership of the Operating Company Membership Interests or contributions to the Operating Company solely by reason of its ownership of the Operating Company Membership Interests or its status as the sole member of the Operating Company and will have no personal liability for the debts, obligations and liabilities of the Operating Company, whether arising in contract, tort or otherwise, solely by reason of being the sole member of the Operating Company. With your consent, based solely upon a review of the Texas lien search dated October [•], 2013, we confirm that the Operating Company Membership Interests are free and clear of Liens (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Texas naming the Partnership as debtor is on file in the Office of the Secretary of State of the State of Texas or (B) otherwise known to us, without independent investigation, other than those (i) created by or arising under the TBOC or the OpCo Company Agreement, (ii) arising under the Credit Facilities (as defined in Exhibit B) or (iii) restrictions on transferability or other Liens described in the Registration Statement, the Preliminary Prospectus and the Prospectus.

16.	With your consent, based solely upon a review on the date hereof of the Partnership Agreement, the Contribution Agreement and certain resolutions of the Board of Directors of the General Partner, after giving effect to the issuance and sale on the date hereof of the Units pursuant to the Underwriting Agreement, the issued and outstanding partnership interests of the Partnership consist of 77,875,000 Common Units and the Non-Economic General Partner Interest. Other than the Sponsor Units, the Units are the only limited partner interests of the Partnership issued and outstanding.

17.	None of the Partnership, the General Partner and the Operating Company is, and immediately after giving effect to the sale of the Units in accordance with the Underwriting Agreement and the application of the net proceeds as described in the Prospectus under the caption “Use of Proceeds,” will be required to be, registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Exhibit A-2

FORM OF NEGATIVE ASSURANCE LETTER OF PARTNERSHIP PARTIES’ COUNSEL

TO BE DELIVERED PURSUANT TO 5(b)

Based on our participation, review and reliance as described above, we advise you that no facts came to our attention that caused us to believe that:

•	the Registration Statement, at the time it became effective on October 3, 2013, including the information deemed to be a part of the Registration Statement pursuant to Rule 430A under the Act, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

•	the Preliminary Prospectus, as of 8:55 p.m. (New York time) on October 3, 2013 (together with the Specified IFWPs), when taken together with the Pricing Information Annex, contained an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

•	the Prospectus, as of its date and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that we express no belief with respect to the financial statements, schedules, or other financial data included in, or omitted from, the Registration Statement, the Preliminary Prospectus, the Specified IFWPs, the Pricing Information Annex or the Prospectus.

Exhibit A-3

FORM OF TAX OPINION OF PARTNERSHIP PARTIES’ COUNSEL

TO BE DELIVERED PURSUANT TO 5(b)

Based on such facts and subject to the qualifications, assumptions and limitations set forth herein and in the Registration Statement, the Preliminary Prospectus and the Prospectus, our opinion that is filed as Exhibit 8.1 to the Registration Statement is confirmed, and the Underwriters may rely upon such opinion as if it were addressed to them.

Exhibit A-4

FORM OF OPINION OF OCI NV’S NETHERLANDS COUNSEL

TO BE DELIVERED PURSUANT TO 5(b)

(i) OCI NV is duly incorporated and validly existing as a public company with limited liability (naamloze vennootschap) under Dutch law.

(ii) OCI NV has the corporate power and authority to enter into and perform the obligations expressed to be assumed by it under the Underwriting Agreement and the Omnibus Agreement and has taken all necessary corporate action to authorise the execution and delivery of the Underwriting Agreement and the Omnibus Agreement.

(iii) OCI Fertilizer International has the corporate power and authority to enter into and perform the obligations expressed to be assumed by it under the Intercompany Revolving Facility and the Intercompany Term Facility and has taken all necessary corporate action to authorize the execution and delivery of the Intercompany Revolving Facility and the Intercompany Term Facility.

(iv) The Underwriting Agreement and the Omnibus Agreement have been duly executed and delivered by OCI NV.

(v) The Intercompany Revolving Facility and the Intercompany Term Facility have been duly executed and delivered by OCI Fertilizer International.

(vi) OCI Fertilizers B.V., OCI Fertilizer International B.V. and Iapetus B.V. are wholly (indirectly) owned subsidiaries of OCI NV.

(a) OCI Fertilizers B.V. has an issued share capital of 10,000 shares, with a nominal value of EUR 1 each (the “OCI Fertilizers BV Shares”), which OCI Fertilizers BV Shares have been validly issued, fully paid and are non-assessable.

(b) OCI Fertilizer International B.V. has an issued share capital of 180 shares, with a nominal value of EUR 100 each (the “OCI Fertilizer International BV Shares”), which OCI Fertilizer International BV Shares have been validly issued, fully paid and are non-assessable.

(c) Iapetus B.V. has an issued share capital of 18,000 shares, with a nominal value of EUR 1 each (the “Iapetus BV Shares”), which Iapetus BV Shares have been validly issued, fully paid and are non-assessable.

(vii) The OCI Fertilizers BV Shares, the OCI Fertilizer International BV Shares and the Iapetus BV Shares are not encumbered with any right of pledge (pandrecht) or right of usufruct (vruchtgebruik).

Exhibit A-5

FORM OF OPINION OF PARTNERSHIP PARTIES’ DELAWARE COUNSEL

TO BE DELIVERED PURSUANT TO 5(b)

(i) The GP LLC Agreement constitutes a valid and binding obligation of OCI USA, and is enforceable against OCI USA in accordance with its terms.

(ii) The Partnership Agreement constitutes a valid and binding obligation of the General Partner, and is enforceable against the General Partner in accordance with its terms.

(iii) The Contribution Agreement constitutes a valid and binding obligation of OCI USA, the General Partner, the Partnership and the Operating LLC, and is enforceable against OCI USA, the General Partner, the Partnership and the Operating LLC, in accordance with its terms.

(iv) The Omnibus Agreement constitutes a valid and binding obligation of OCI NV, OCI USA, the General Partner, the Partnership and the Operating LLC, and is enforceable against OCI NV, OCI USA, the General Partner, the Partnership and the Operating LLC, in accordance with its terms.

[Form of lock-up from directors, officers or other equityholders pursuant to Section 5(j)]

Exhibit B

September     , 2013

Merrill Lynch, Pierce, Fenner & Smith Incorporated,

Barclays Capital Inc.

Citigroup Global Markets Inc.

as Representatives of the several

Underwriters to be named in the

within-mentioned Underwriting Agreement

c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated

One Bryant Park

New York, New York 10036

Re:	Proposed Public Offering by OCI Partners LP

Dear Sirs:

The undersigned understands that Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), Barclays Capital Inc. and Citigroup Global Markets Inc., as representatives of the several underwriters (collectively, the “Representatives”), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with OCI Partners LP, a Delaware limited partnership (the “Partnership”) providing for the public offering of common units representing limited partner interests in the Partnership (the “Common Units”). In recognition of the benefit that such an offering will confer upon the undersigned, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement that, during the period beginning on the date hereof and ending on the date that is 180 days from the date of the Underwriting Agreement (subject to extensions as discussed below), the undersigned will not, without the prior written consent of the Representatives, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any Common Units or any securities convertible into or exchangeable or exercisable for Common Units, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), or exercise any right with respect to the registration of any of the Lock-up Securities, or file or cause to be filed any registration statement in connection therewith, under the Securities Act of 1933, as amended, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Units or other securities, in cash or otherwise.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities without the prior written consent of the Representatives, provided that (1) Merrill Lynch receives a signed lock-up agreement for the balance of the lock-up period from each donee, trustee, distributee, or transferee, as the case may be, (2) any such transfer shall not involve a disposition for value, (3) such transfers are not required to be reported with the Securities and Exchange Commission on

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Form 4 in accordance with Section 16 of the Securities Exchange Act of 1934, as amended, and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers:

(i)	as a bona fide gift or gifts; or

(ii)	to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); or

(iii)	as a distribution to limited partners, members or stockholders of the undersigned; or

(iv)	to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned.

Furthermore, the undersigned may sell Common Units purchased by the undersigned on the open market following the public offering if and only if (i) such sales are not required to be reported in any public report or filing with the Securities Exchange Commission, or otherwise and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales.

The undersigned agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this lock-up agreement during the period from the date of this lock-up agreement to and including the expiration of the 180-day lock-up period, it will give notice thereof to the Partnership and will not consummate such transaction or take any such action unless it has received written confirmation from the Partnership that the 180-day lock-up period has expired.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Partnership’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

[Signature Page Follows]

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Very truly yours,

Signature:

Print Name:

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